ODYSSEY PICTURES CORPORATION

                           PREFERRED STOCK - SERIES A


No. 1                                                             500,000 Shares



     THIS IS TO CERTIFY THAT Kinnevik Media Properties, Ltd. is the owner of Five Hundred (500,000) Thousand Shares of Preferred Stock, Series A, of the above Corporation, transferable only on the books of the Corporation by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.


     A statement of the relative designations, powers, preferences, rights, qualifications, limitations and restrictions of the Corporation's Preferred Stock, Series A, is set forth in the Statement of Designations attached hereto and made a part hereof.


     WITNESS, the seal of the Corporation and the signatures of its duly authorized officers this day 15th of September, 1997.





------------------                           ------------------
Secretary                                    President



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO SUCH SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO ODYSSEY PICTURES CORPORATION (THE "COMPANY"), OR OTHER COUNSEL
REASONABLY ACCEPTABLE TO THE COMPANY, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR OTHER STATE SECURITIES LAWS.



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                            STATEMENT OF DESIGNATIONS

         The relative designations, powers, preferences, rights, qualifications, limitations and restrictions of the Corporation's Preferred Stock, Series A (the "Series A Stock") are as follows:

         1. Dividend Rate. The Series A Stock shall be entitled to a dividend at the rate of 10% per annum, payable semi-annually in kind on a non-compounded basis by the issuance of additional shares of Series A Stock at the annual rate of one additional share of Series A Stock for every ten (10) shares of Series A Stock then outstanding.

         2. Conversion. During the five-year period following the date of issuance of the Series A Stock (the "Five-Year Period"), the registered holders thereof (the "Registered Holders") shall have the option to convert the Series A Stock (and any dividends-in-kind paid thereon) into shares of Common Stock of the Corporation on a share for share basis (a "Conversion"), on the following terms and conditions:

         a) During the Five-Year Period, any Registered Holder may effect a Conversion at any time without the consent of the Corporation provided that, upon completion of the Conversion, the shares of Common Stock received upon the Conversion, together with all other shares of Common Stock of the Corporation then "beneficially owned" by such Registered Holder (as the term "beneficially owned" is defined in the Securities Exchange Act of 1934), do not exceed 4.9% of the total amount of shares of Common Stock of the Corporation then outstanding at the time of the Conversion (inclusive of all shares of Common Stock deemed to be beneficially owned by such Registered Holder);

         b) In the event a Registered Holder desires to effect a Conversion during the Five-Year Period for a number of shares of Common Stock which would result in an aggregate beneficial ownership in the Corporation in excess of 4.9% (as calculated in accordance with subparagraph (a) above), then the Registered Holder shall be required to obtain the prior written consent of the Corporation with respect to such Conversion, which consent may be granted or withheld by the Corporation in its sole and absolute discretion, unless the closing bid price of the Corporation's Common Stock shall be $.75 or more for 20 consecutive trading days prior to the Registered Holder's election to effect a Conversion, in which event the consent of the Corporation shall not be required to effect such Conversion.

         c) In the  event  that  there  shall be any  change  in the  number  of outstanding shares of Common Stock of the Corporation by reason of the declaration of stock dividends, or through a recapitalization resulting from stock splits or combinations, the conversion rate set forth herein (i.e., share-for-share) shall be appropriately adjusted (but without regard to fractional shares) by the Board of Directors to reflect such change.

         3. Reservation of Common Stock. So long as any shares of the Series A Stock are outstanding, the Corporation shall reserve and keep available out of its duly authorized but unissued stock, for the purpose of effecting the conversion of the Series A Stock as hereinabove provided, such number of its duly authorized shares of Common Stock and other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Stock.

         4. Redemption. If, at any time, the closing bid price of the Corporation's Common Stock shall be $2.00 or more for 20 consecutive trading days, then the Corporation shall have the right to call for the redemption of all outstanding shares of the Series A Stock (including dividends-in-kind paid thereon), in whole or in part, at a purchase price of $1.25 per share, upon written notice to the registered holders thereof; provided, however, upon receipt of such notice, the registered holders shall have the option, for a period of ten (10) business days, upon written notice to the Corporation, to elect to exercise their conversion rights pursuant to Paragraph 2 hereof.



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         5.  Preference on  Liquidation.  Upon any  liquidation,  dissolution or winding up of the Corporation, whether voluntary or involuntary, the registered holders of shares of Series A Stock shall be entitled, before any distribution or payment is made upon any Common Stock, or upon any other series of Preferred Stock hereafter authorized, to receive all accrued dividends with respect to the Series A Stock, and to be paid an amount equal to $1.00 per share of Series A Stock. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the registered holders of Series A Stock shall be insufficient to permit payment to the holders of Series A Stock of the total amount distributable as aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the registered holders of shares of Series A Stock. Upon any such liquidation, dissolution or winding up of the Corporation, after the registered holders of shares of Series A Stock shall have been paid the amounts to which they shall be entitled, the remaining assets of the Corporation may be distributed to the holders of shares of Common stock and any other authorized series of Preferred Stock.

         6. No Voting Rights. The Series A Stock shall not carry any voting rights in the Corporation.

         7. Piggyback Registration Rights. If, at any time after the issuance of the Series A Stock, the Corporation proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act"), except for registrations on Form S-8 or Form S-4 or such other form as shall be prescribed under the Act for the same purposes, it will at each such time give written notice to the registered holders of the Series A Stock and, upon the written request of any registered holder of Series A Stock, the Corporation will use its best efforts to effect the registration of said securities (including any shares of Common Stock into which the Series A Stock may be converted) by including same in such registration statement on a "most favored nations" basis with any other securityholders then being included in said registration statement, all to the extent required to permit the sale or other disposition thereof in accordance with the intended method of sale or other disposition given in each such request. The holders of Series A Stock included in any such registration shall bear the cost of any underwriters' discounts and commissions relating to their securities included in the registration, but the Corporation shall bear all other fees, costs and expenses related to such registration. In the event the registration involves an underwritten public offering, and the managing underwriter shall advise the Corporation that, in its opinion, the number of securities included in the registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold, then the number of shares of Series A Stock to be included in the registration shall be reduced on a pro-rata basis among the registered holders of any securities of the Corporation then being included in such registration in accordance with the determination of said managing underwriter.



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